UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-02517	75-0991164
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4809 Cole Avenue, Suite 108		75205
Dallas, Texas		(Zip Code)
(Address of principal
executive offices)

        Registrant’s telephone number, including area code: (214) 559-3933

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Below is a press release issued by Toreador on June 15, 2004 relating to the Company's Charmottes-109 development well in France. The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

_________________

TOREADOR’S CHARMOTTES-109 DEVELOPMENT WELL
IN FRANCE SHUT IN AS OIL PRODUCER, AWAITS COMPLETION

        DALLAS, TEXAS – (June 15, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) reports today that its Charmottes-109 horizontal development well in France has been successfully drilled and temporarily shut in as an oil producer awaiting completion. The well’s flow rate was 180 barrels per hour at 50 pounds per square inch (psi), while shut-in pressure measured at the surface was 450 psi during an abbreviated testing period.

        The Charmottes-109 well, located in the company’s 100%-owned Charmottes Field, was spudded last week and drilled to a measured depth of 7,197 feet where a significant oil flow was encountered in the Jurassic Dogger formation, the objective for the well.

        Upon successful completion of the well, its production rate is expected to be about 250 barrels of oil per day (BOPD), constrained by the capacity of existing production facilities. Toreador estimates the well’s sustainable production capacity could range from 400 to 500 BOPD as soon as expanded production facilities are completed later this year.

        Toreador expects production from the Charmottes-109 well should result in the company exceeding its goal of replacing the 675 barrels of production-per-day lost as a result of Toreador’s sale of its U.S. mineral and royalty portfolio in January. The company completed an extensive workover program in its 100%-owned French fields earlier this year, which recouped about 250 BOPD of the lost production.

        Toreador anticipates that the Charmottes-109 well should confirm three additional locations for similar wells in the Charmottes Field. The company had planned to drill the Charmottes-109 from its surface location horizontally to a bottom hole location about one-half mile to the west. Toreador decided to complete the well at its present location due to the significant amount of oil pay encountered rather than drill to the planned bottom hole location.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2004	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO